EXHIBIT 99.1
Yext Announces Second Quarter Fiscal 2025 Results
–Revenue of $97.9 million
–Net loss of $4.1 million, or $0.03 per share, basic
–Non-GAAP net income of $6.8 million, or $0.05 per share, basic
–Adjusted EBITDA of $9.8 million
–Direct ARR of $313.4 million, up slightly compared to $312.1 million at the end of first quarter fiscal 2025
–Full-year outlook adjusted to $420.0 million to $421.0 million of Revenue and $66.0 million to $67.0 million of Adjusted EBITDA

NEW YORK -- (BUSINESS WIRE) -- September 4, 2024 -- Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced its results for the three months ended July 31, 2024, or the Company's second quarter of fiscal year 2025.
For more detailed information on the Company's operating and financial results for the second quarter fiscal 2025, as well as the Company's outlook for its third quarter and fiscal year 2025, please reference the Letter to Shareholders on its Investor Relations website at investors.yext.com.
"Our second quarter results delivered significant margin expansion due to our continued focus on operating efficiency, positioning us for growing profitability," said Yext CEO and Chair of the Board, Michael Walrath. "We continue to execute against our strategic initiatives and strengthen Yext for the long term. During the quarter, we worked towards closing our acquisition of Hearsay Systems, which we completed on August 1, and the integration of Hearsay's solutions extends our market leadership. As the only end-to-end digital presence platform in the market, we believe we are uniquely capable of leveraging our combined capabilities to accelerate the pace of innovation and deliver additional value to our customers and partners."

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. To participate in the live call by phone, the dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 4416497.

A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 9107262, until midnight (ET) September 11, 2024.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator.

Statement Regarding Forward-Looking Information
This release and the related shareholder letter and conference call include forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss), shares outstanding and Adjusted EBITDA for our third quarter and full year fiscal 2025 and general expectations beyond that fiscal year;

EXHIBIT 99.1
statements regarding the expected effects of our acquisition and integration of Hearsay Social, Inc. ("Hearsay"); statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts, cost saving actions, and our industry as well as the same for our acquisition and integration of Hearsay; and the expected effects of our acquisition of Hearsay. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release and discussed on the call primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew and expand subscriptions with existing customers, especially enterprise customers, and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to integrate Hearsay's business with ours; our ability to retain personnel necessary for the success of our acquisition and integration of Hearsay; the quality of our sales pipeline and our ability to convert leads; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, acquisition-related costs, and amortization of acquired intangibles. Acquisition-related costs include transaction costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Non-GAAP net income (loss) as a percentage of revenue is calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net

EXHIBIT 99.1
income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive awards.
In addition, beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net income (loss) as a percentage of revenue, we believe this non-GAAP financial measure is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, and amortization of acquired intangibles. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation and certain acquisition-related costs, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) benefit from (provision for) income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, and (6) acquisition-related costs. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
Beginning with the three months ended July 31, 2024, we revised our definitions of Non-GAAP net income (loss) and Adjusted EBITDA to adjust for the effects of certain acquisition-related costs prompted by our recent acquisition of Hearsay. We believe these changes provide investors with a view of continuing core operations without the effects of unusual activity specific to acquisition-related accounting. These adjustments do not omit or adjust for the inclusion of ongoing operations of acquisitions.
We have recast our results on the same basis for the prior comparative periods presented, although the effects in those periods remain unchanged, as no such acquisition-related activity had occurred.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation and certain acquisition-related costs. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures (i.e.,"Financial Outlook") to their corresponding GAAP measures because certain reconciling items such as stock-based compensation, certain acquisition-related costs, and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants, and certain purchase accounting adjustments including subsequent measurements, among others, and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available

EXHIBIT 99.1
without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
We have not reconciled our forward-looking Adjusted EBITDA to its most directly comparable GAAP financial measure of net income (loss). Information on which this reconciliation would be based on is not available without unreasonable efforts due to the uncertainty and inherent difficulty of predicting within a reasonable range, the timing, occurrence and financial impact of when such items may be recognized. In particular, Adjusted EBITDA excludes certain items including interest income (expense), net, provision for income taxes, depreciation and amortization, other income (expense), net, stock-based compensation expense, and acquisition-related costs.

Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.

EXHIBIT 99.1
For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$234,823	$210,184
Accounts receivable, net of allowances of $926 and $1,013, respectively	45,870	108,198
Prepaid expenses and other current assets	18,312	14,849
Costs to obtain revenue contracts, current	23,048	26,680
Total current assets	322,053	359,911
Property and equipment, net	44,037	48,542
Operating lease right-of-use assets	71,872	75,989
Costs to obtain revenue contracts, non-current	12,793	16,710
Goodwill	4,478	4,478
Intangible assets, net	156	168
Other long term assets	2,815	3,012
Total assets	$458,204	$508,810
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$33,740	$38,766
Unearned revenue, current	156,194	212,210
Operating lease liabilities, current	17,574	16,798
Total current liabilities	207,508	267,774
Operating lease liabilities, non-current	83,201	89,562
Other long term liabilities	4,692	4,300
Total liabilities	295,401	361,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2024 and January 31, 2024; zero shares issued and outstanding at July 31, 2024 and January 31, 2024	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2024 and January 31, 2024; 150,518,464 and 148,197,347 shares issued at July 31, 2024 and January 31, 2024, respectively; 127,144,940 and 124,867,093 shares outstanding at July 31, 2024 and January 31, 2024, respectively	150	148
Additional paid-in capital	966,550	942,622
Accumulated other comprehensive loss	(4,359)	(4,183)
Accumulated deficit	(687,046)	(679,172)
Treasury stock, at cost	(112,492)	(112,241)
Total stockholders’ equity	162,803	147,174
Total liabilities and stockholders’ equity	$458,204	$508,810

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023
Revenue	$97,887	$102,598	$193,877	$202,051
Cost of revenue	22,293	22,393	43,839	43,743
Gross profit	75,594	80,205	150,038	158,308
Operating expenses:
Sales and marketing	41,957	47,591	85,211	91,587
Research and development	18,580	18,890	35,639	35,643
General and administrative	22,623	17,955	42,180	36,541
Total operating expenses	83,160	84,436	163,030	163,771
Loss from operations	(7,566)	(4,231)	(12,992)	(5,463)
Interest income	2,395	1,840	4,755	3,374
Interest expense	(124)	(88)	(516)	(161)
Other expense, net	(204)	(297)	(342)	(617)
Loss from operations before income taxes	(5,499)	(2,776)	(9,095)	(2,867)
Benefit from (provision for) income taxes	1,442	(661)	1,221	(982)
Net loss	$(4,057)	$(3,437)	$(7,874)	$(3,849)

Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.03)	$(0.06)	$(0.03)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,535,481	124,358,526	125,967,631	123,821,653

Other comprehensive (loss) income:
Foreign currency translation adjustment	$237	$(196)	$(180)	$154
Unrealized gain (loss) on marketable securities, net	12	(8)	4	(12)
Total comprehensive loss	$(3,808)	$(3,641)	$(8,050)	$(3,707)

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended July 31,
	2024	2023
Operating activities:
Net loss	$(7,874)	$(3,849)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	5,814	9,089
Bad debt expense	363	602
Stock-based compensation expense	24,398	22,577
Amortization of operating lease right-of-use assets	4,265	4,611
Other, net	481	184
Changes in operating assets and liabilities:
Accounts receivable	62,021	54,943
Prepaid expenses and other current assets	(3,231)	(538)
Costs to obtain revenue contracts	7,619	6,554
Other long term assets	215	726
Accounts payable, accrued expenses and other current liabilities	(4,649)	(14,158)
Unearned revenue	(56,370)	(55,324)
Operating lease liabilities	(5,742)	(5,848)
Other long term liabilities	350	141
Net cash provided by operating activities	27,660	19,710
Investing activities:
Capital expenditures	(1,192)	(1,567)
Net cash used in investing activities	(1,192)	(1,567)
Financing activities:
Proceeds from exercise of stock options	791	8,610
Repurchase of common stock	(201)	(10,996)
Payments for taxes related to net share settlement of stock-based compensation awards	(3,781)	(7,750)
Payments of deferred financing costs	(659)	(301)
Proceeds, net from employee stock purchase plan withholdings	1,842	2,176
Net cash used in financing activities	(2,008)	(8,261)
Effect of exchange rate changes on cash and cash equivalents	179	431
Net increase in cash and cash equivalents	24,639	10,313
Cash and cash equivalents at beginning of period	210,184	190,214
Cash and cash equivalents at end of period	$234,823	$200,527

EXHIBIT 99.1
YEXT, INC.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2024	2023	2024	2023
GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(4,057)	$(3,437)	$(7,874)	$(3,849)
Interest (income) expense, net	(2,271)	(1,752)	(4,239)	(3,213)
(Benefit from) provision for income taxes	(1,442)	661	(1,221)	982
Depreciation and amortization	2,851	4,420	5,814	9,089
Other expense (income), net	204	297	342	617
Stock-based compensation expense	12,333	11,565	24,398	22,577
Acquisition-related costs	2,169	—	2,169	—
Adjusted EBITDA	$9,787	$11,754	$19,389	$26,203

GAAP net loss as a percentage of revenue	(4.1)%	(3.3)%	(4.1)%	(1.9)%
Adjusted EBITDA margin	10.0%	11.5%	10.0%	13.0%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,
	2024	2023
GAAP net loss	$(4,057)	$(3,437)
Plus: Stock-based compensation expense	12,333	11,565
Plus: Acquisition-related costs	2,169	—
Plus: Amortization of acquired intangibles	—	—
Less: Tax adjustment(1)	(3,693)	—
Non-GAAP net income	$6,752	$8,128

GAAP net loss per share attributable to common stockholders, basic	$(0.03)	$(0.03)
Non-GAAP net income per share attributable to common stockholders, basic	$0.05	$0.07

GAAP net loss per share attributable to common stockholders, diluted	$(0.03)	$(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.05	$0.06

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders
Basic	126,535,481	124,358,526
Diluted	126,535,481	124,358,526
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	126,535,481	124,358,526
Diluted	127,398,986	129,055,719

	Three months ended July 31,
	2024	2023
GAAP net loss as a percentage of revenue	(4.1)%	(3.3)%
Plus: Stock-based compensation expense	12.6%	11.2%
Plus: Acquisition-related costs	2.2%	—%
Plus: Amortization of acquired intangibles	—%	—%
Less: Tax adjustment(1)	(3.8)%	—%
Non-GAAP net income as a percentage of revenue	6.9%	7.9%

(1) Beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Six months ended July 31,
	2024	2023
GAAP net loss	$(7,874)	$(3,849)
Plus: Stock-based compensation expense	24,398	22,577
Plus: Acquisition-related costs	2,169	—
Plus: Amortization of acquired intangibles	—	—
Less: Tax adjustment(1)	(5,589)	—
Non-GAAP net income	$13,104	$18,728

GAAP net loss per share attributable to common stockholders, basic	$(0.06)	$(0.03)
Non-GAAP net income per share attributable to common stockholders, basic	$0.10	$0.15

GAAP net loss per share attributable to common stockholders, diluted	$(0.06)	$(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.10	$0.15

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders
Basic	125,967,631	123,821,653
Diluted	125,967,631	123,821,653
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	125,967,631	123,821,653
Diluted	127,130,771	128,194,669

	Six months ended July 31,
	2024	2023
GAAP net loss as a percentage of revenue	(4.1)%	(1.9)%
Plus: Stock-based compensation expense	12.7%	11.2%
Plus: Acquisition-related costs	1.1%	—%
Plus: Amortization of acquired intangibles	—%	—%
Less: Tax adjustment(1)	(2.9)%	—%
Non-GAAP net income as a percentage of revenue	6.8%	9.3%

(1) Beginning in fiscal 2025, we are utilizing a projected tax rate of 25% in our computation of the non-GAAP income tax provision. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	July 31,		Variance
	2024	2023	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$313,392	$327,212	$(13,820)	(4)%
Third-Party Reseller Customers	68,361	70,502	(2,141)	(3)%
Total Annual Recurring Revenue	$381,753	$397,714	$(15,961)	(4)%

	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024	Oct. 31, 2023	Jul. 31, 2023
Annual Recurring Revenue Trend
Direct Customers	$313,392	$312,060	$315,594	$326,625	$327,212
Third-Party Reseller Customers	68,361	70,528	71,784	70,201	70,502
Total Annual Recurring Revenue	$381,753	$382,588	$387,378	$396,826	$397,714

	Jul. 31, 2024	Apr. 30, 2024	Jan. 31, 2024	Oct. 31, 2023	Jul. 31, 2023
Dollar-Based Net Retention Rate
Direct Customers	91%	91%	91%	97%	98%
Third-Party Reseller Customers	94%	94%	95%	95%	92%
Total Customers	91%	91%	92%	96%	97%

Note: Numbers rounded for presentation purposes and may not sum.